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EXHIBIT 99.2

2011 Unaudited Recast Segment Information by Quarter

	Summary of Operations (in thousands)
	For the Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 30, 2011
Direct Revenues:
Technical Services	$199,362	$222,648	$228,358	235,006
Field Services	49,534	54,044	99,520	57,214
Industrial Services	109,403	111,446	123,468	125,633
Oil and Gas Field Services	77,134	59,264	105,014	127,778
Corporate Items	(471)	(167)	(307)	255

Total	434,962	447,235	556,053	545,886

Cost of Revenues (exclusive of certain items shown separately)(1):
Technical Services	134,183	140,970	147,282	150,061
Field Services	40,109	39,281	74,248	42,647
Industrial Services	77,460	76,960	89,410	91,708
Oil and Gas Field Services	58,819	47,171	72,204	88,397
Corporate Items	2,006	3,372	3,374	329

Total	312,577	307,754	386,518	373,142

Selling, General & Administrative Expenses:
Technical Services	17,500	17,855	18,545	23,304
Field Services	5,436	6,543	5,954	6,942
Industrial Services	7,647	7,085	8,125	8,020
Oil and Gas Field Services	4,603	5,119	7,748	8,746
Corporate Items	19,608	21,652	25,332	28,373

Total	54,794	58,254	65,704	75,385

Adjusted EBITDA(2):
Technical Services	47,679	63,823	62,531	61,641
Field Services	3,989	8,220	19,318	7,625
Industrial Services	24,296	27,401	25,933	25,905
Oil and Gas Field Services	13,712	6,974	25,062	30,635
Corporate Items	(22,085)	(25,191)	(29,013)	(28,447)

Total	$67,591	$81,227	$103,831	$97,359

(1)
Items shown separately on the statements of income consist of (i) accretion of environmental liabilities and (ii) depreciation and amortization.

(2)
See footnote 3 under Item 6, "Selected Financial Data," for a discussion of Adjusted EBITDA.

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  EXHIBIT 99.2